Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	April 20, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: April 25, 2007

•	Initial valuation date: April 20, 2007

•	Final valuation date: April 18, 2008

•	Maturity date: April 23, 2008

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 5.08%

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
ConocoPhillips	$71.25	PS-6	COP	$5,000,000	9.00%	85.00%	97.250%	$4,862,500	2.750%	$137,500	E-427	06738CM89/ US06738CM893
Peabody Energy Corporation	$46.55	PS-8	BTU	$3,000,000	10.80%	80.00%	97.250%	$2,917,500	2.750%	$82,500	E-428	06738CM97/ US06738CM976
Freeport-McMoRan Copper & Gold Inc.	$70.01	PS-10	FCX	$3,000,000	11.70%	75.00%	97.250%	$2,917,500	2.750%	$82,500	E-429	06738CN21/ US06738CN214
Las Vegas Sands Corp.	$89.90	PS-12	LVS	$4,000,000	10.20%	65.00%	97.250%	$3,890,000	2.750%	$110,000	E-430	06738CN39/ US06738CN396
Moody’s Corporation	$68.08	PS-14	MCO	$2,500,000	9.55%	80.00%	97.250%	$2,431,250	2.750%	$68,750	E-431	06738CN47/ US06738CN479
Nucor Corporation	$67.69	PS-16	NUE	$1,000,000	12.50%	80.00%	97.250%	$972,500	2.750%	$27,500	E-432	06738CN54/ US06738CN545

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the development of new technologies and business outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$34.00	$26.40	$28.50
September 28, 2001	$29.93	$25.00	$26.97
December 31, 2001	$30.48	$25.33	$30.13
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
April 20, 2007*	$71.32	$66.63	$71.25

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	COP
Initial price:	$71.25
Protection level:	85.00%
Protection price:	$60.56
Physical delivery amount:	14 ($1,000/Initial price)
Fractional shares:	0.035088
Coupon:	9.00% per annum
Maturity:	April 23, 2008
Dividend yield:	2.09% per annum
Coupon amount per monthly:	$7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.00%	102.09%
+ 90%		9.00%	92.09%
+ 80%		9.00%	82.09%
+ 70%		9.00%	72.09%
+ 60%		9.00%	62.09%
+ 50%		9.00%	52.09%
+ 40%		9.00%	42.09%
+ 30%		9.00%	32.09%
+ 20%		9.00%	22.09%
+ 10%		9.00%	12.09%
+ 5%		9.00%	7.09%
0%		9.00%	2.09%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.91%
- 10%	9.00%	-1.00%	-7.91%
- 20%	N/A	-11.00%	-17.91%
- 30%	N/A	-21.00%	-27.91%
- 40%	N/A	-31.00%	-37.91%
- 50%	N/A	-41.00%	-47.91%
- 60%	N/A	-51.00%	-57.91%
- 70%	N/A	-61.00%	-67.91%
- 80%	N/A	-71.00%	-77.91%
- 90%	N/A	-81.00%	-87.91%
- 100%	N/A	-91.00%	-97.91%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2006, it had 10.2 billion tons of proven and probable coal reserves. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s total tons traded were 79.1 million for the year ended December 31, 2006. In response to growing international markets, the Company established an international trading group in 2006 and added another operations office in Europe in early 2007. The Company also has a business development, sales and marketing office in Beijing, China to pursue potential long-term growth opportunities in that market. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and BTU Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$9.50	$6.50	$8.19
September 28, 2001	$8.00	$5.55	$6.03
December 31, 2001	$8.00	$5.78	$7.05
March 29, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
December 29, 2006	$48.59	$34.05	$40.41
March 30, 2007	$44.60	$36.20	$40.24
April 20, 2007*	$48.50	$39.96	$46.55

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	BTU
Initial price:	$46.55
Protection level:	80.00%
Protection price:	$37.24
Physical delivery amount:	21 ($1,000/Initial price)
Fractional shares:	0.482277
Coupon:	10.80% per annum
Maturity:	April 23, 2008
Dividend yield:	0.52% per annum
Coupon amount per monthly:	$9.00

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		10.80%	100.52%
+ 90%		10.80%	90.52%
+ 80%		10.80%	80.52%
+ 70%		10.80%	70.52%
+ 60%		10.80%	60.52%
+ 50%		10.80%	50.52%
+ 40%		10.80%	40.52%
+ 30%		10.80%	30.52%
+ 20%		10.80%	20.52%
+ 10%		10.80%	10.52%
+ 5%		10.80%	5.52%
0%		10.80%	0.52%

		Protection Price Ever Breached?
	NO	YES
- 5%	10.80%	5.80%	-4.48%
- 10%	10.80%	0.80%	-9.48%
- 20%	10.80%	-9.20%	-19.48%
- 30%	N/A	-19.20%	-29.48%
- 40%	N/A	-29.20%	-39.48%
- 50%	N/A	-39.20%	-49.48%
- 60%	N/A	-49.20%	-59.48%
- 70%	N/A	-59.20%	-69.48%
- 80%	N/A	-69.20%	-79.48%
- 90%	N/A	-79.20%	-89.48%
- 100%	N/A	-89.20%	-99.48%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On November 19, 2006, the Company and Phelps Dodge Corporation announced that they had signed a definitive merger agreement whereby the Company will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, based on the Company’s closing stock price on November 17, 2006, creating one of the largest publicly traded copper companies. Completion of the transaction is subject to a number of conditions, including receipt of the Company and Phelps Dodge stockholder approval.

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$17.15	$11.05	$11.05
September 28, 2001	$12.98	$10.23	$10.99
December 31, 2001	$14.23	$9.40	$13.39
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
April 20, 2007*	$72.00	$65.62	$70.01

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	FCX
Initial price:	$70.01
Protection level:	75.00%
Protection price:	$52.51
Physical delivery amount:	14 ($1,000/Initial price)
Fractional shares:	0.283674
Coupon:	11.70% per annum
Maturity:	April 23, 2008
Dividend yield:	6.07% per annum
Coupon amount per monthly:	$9.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		11.70%	106.07%
+ 90%		11.70%	96.07%
+ 80%		11.70%	86.07%
+ 70%		11.70%	76.07%
+ 60%		11.70%	66.07%
+ 50%		11.70%	56.07%
+ 40%		11.70%	46.07%
+ 30%		11.70%	36.07%
+ 20%		11.70%	26.07%
+ 10%		11.70%	16.07%
+ 5%		11.70%	11.07%
0%		11.70%	6.07%

		Protection Price Ever Breached?
	NO	YES
- 5%	11.70%	6.70%	1.07%
- 10%	11.70%	1.70%	-3.93%
- 20%	11.70%	-8.30%	-13.93%
- 30%	N/A	-18.30%	-23.93%
- 40%	N/A	-28.30%	-33.93%
- 50%	N/A	-38.30%	-43.93%
- 60%	N/A	-48.30%	-53.93%
- 70%	N/A	-58.30%	-63.93%
- 80%	N/A	-68.30%	-73.93%
- 90%	N/A	-78.30%	-83.93%
- 100%	N/A	-88.30%	-93.93%

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino (“The Venetian”), a Renaissance Venice-themed resort situated on the Las Vegas Strip (the “Strip”). The Venetian includes the first all-suites hotel on the Strip with 4,027 suites; a gaming facility of approximately 120,000 square feet; an enclosed retail, dining and entertainment complex of approximately 440,000 net leasable square feet, which was sold to a third party in 2004. The Company also owns and operates The Sands Expo and Convention Center (also referred to as “The Sands Expo Center”) in Las Vegas, Nevada. Together, The Sands Expo Center and The Congress Center offer approximately 2.3 million gross square feet of art exhibition and meeting facilities. The Company also owns and operates The Sands Macao Casino (“The Sands Macao”), a Las Vegas-style casino in Macao, China, which opened on May 18, 2004. The Sands Macao now offers over 229,000 square feet of gaming facilities after its expansion, which was completed in August 2006, as well as several restaurants, VIP facilities and other high-end amenities. The Company is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao, including The Palazzo Resort Hotel Casino (also referred to as “The Palazzo”), which will be adjacent to and connected with The Venetian, The Venetian Macao Resort Hotel Casino (also referred to as “The Venetian Macao”) and other casino resort properties on the Cotai StripTM in Macao.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
April 20, 2007*	$91.91	$84.65	$89.90

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	LVS
Initial price:	$89.90
Protection level:	65.00%
Protection price:	$58.44
Physical delivery amount:	11 ($1,000/Initial price)
Fractional shares:	0.123471
Coupon:	10.20% per annum
Maturity:	April 23, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$8.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		10.20%	100.00%
+ 90%		10.20%	90.00%
+ 80%		10.20%	80.00%
+ 70%		10.20%	70.00%
+ 60%		10.20%	60.00%
+ 50%		10.20%	50.00%
+ 40%		10.20%	40.00%
+ 30%		10.20%	30.00%
+ 20%		10.20%	20.00%
+ 10%		10.20%	10.00%
+ 5%		10.20%	5.00%
0%		10.20%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	10.20%	5.20%	-5.00%
- 10%	10.20%	0.20%	-10.00%
- 20%	10.20%	-9.80%	-20.00%
- 30%	10.20%	-19.80%	-30.00%
- 40%	N/A	-29.80%	-40.00%
- 50%	N/A	-39.80%	-50.00%
- 60%	N/A	-49.80%	-60.00%
- 70%	N/A	-59.80%	-70.00%
- 80%	N/A	-69.80%	-80.00%
- 90%	N/A	-79.80%	-90.00%
- 100%	N/A	-89.80%	-100.00%

Moody’s Corporation

According to publicly available information, Moody’s Corporation (the “Company”) is a provider of (i) credit ratings, research and analysis covering fixed-income securities, other debt instruments and the entities that issue such instruments in the global capital markets, and credit training services and (ii) quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets. Founded in 1900, the Company employs approximately 3,400 people worldwide. The Company maintains offices in 22 countries and has expanded into developing markets through joint ventures or affiliation agreements with local rating agencies. Moody’s customers include a wide range of corporate and governmental issuers of securities as well as institutional investors, depositors, creditors, investment banks, commercial banks and other financial intermediaries. The Company operates in two reportable segments: Moody’s Investors Service and Moody’s KMV.

Moody’s Investors Services publishes rating opinions on a broad range of credit obligors and credit obligations issued in domestic and international markets, including various corporate and governmental obligations, structured finance securities and commercial paper programs. It also publishes investor-oriented credit information, research and economic commentary, including in-depth research on major debt issuers, industry studies, special comments and credit opinion handbooks. The Moody’s KMV business develops and distributes quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets.

The linked share’s SEC file number is 1-14037

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$17.43	$13.11	$16.75
September 28, 2001	$18.50	$15.30	$18.50
December 31, 2001	$20.55	$15.73	$19.93
March 29, 2002	$21.00	$17.90	$20.55
June 28, 2002	$25.87	$19.98	$24.88
September 30, 2002	$26.18	$20.50	$24.25
December 31, 2002	$25.24	$19.93	$20.65
March 31, 2003	$24.85	$19.75	$23.12
June 30, 2003	$27.43	$22.69	$26.36
September 30, 2003	$28.40	$24.93	$27.49
December 31, 2003	$30.43	$27.43	$30.28
March 31, 2004	$35.50	$29.85	$35.40
June 30, 2004	$35.50	$30.87	$32.33
September 30, 2004	$37.21	$32.30	$36.63
December 31, 2004	$43.86	$35.70	$43.43
March 31, 2005	$44.53	$40.31	$40.43
June 30, 2005	$47.04	$39.55	$44.96
September 30, 2005	$51.89	$44.05	$51.08
December 30, 2005	$62.38	$49.28	$61.42
March 31, 2006	$71.95	$61.09	$71.46
June 30, 2006	$73.28	$49.77	$54.46
September 29, 2006	$65.84	$49.78	$65.38
December 29, 2006	$71.70	$60.64	$69.06
March 30, 2007	$76.09	$58.66	$62.06
April 20, 2007*	$71.38	$59.91	$68.08

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	MCO
Initial price:	$68.08
Protection level:	80.00%
Protection price:	$54.46
Physical delivery amount:	14 ($1,000/Initial price)
Fractional shares:	0.688602
Coupon:	9.55% per annum
Maturity:	April 23, 2008
Dividend yield:	0.43% per annum
Coupon amount per monthly:	$7.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.55%	100.43%
+ 90%		9.55%	90.43%
+ 80%		9.55%	80.43%
+ 70%		9.55%	70.43%
+ 60%		9.55%	60.43%
+ 50%		9.55%	50.43%
+ 40%		9.55%	40.43%
+ 30%		9.55%	30.43%
+ 20%		9.55%	20.43%
+ 10%		9.55%	10.43%
+ 5%		9.55%	5.43%
0%		9.55%	0.43%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.55%	4.55%	-4.57%
- 10%	9.55%	-0.45%	-9.57%
- 20%	9.55%	-10.45%	-19.57%
- 30%	N/A	-20.45%	-29.57%
- 40%	N/A	-30.45%	-39.57%
- 50%	N/A	-40.45%	-49.57%
- 60%	N/A	-50.45%	-59.57%
- 70%	N/A	-60.45%	-69.57%
- 80%	N/A	-70.45%	-79.57%
- 90%	N/A	-80.45%	-89.57%
- 100%	N/A	-90.45%	-99.57%

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for all of the sales and the majority of the earnings in 2006, 2005 and 2004. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, rebar, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$14.05	$9.62	$12.22
September 28, 2001	$13.29	$8.36	$9.93
December 31, 2001	$13.54	$8.95	$13.24
March 29, 2002	$16.59	$12.47	$16.06
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
April 20, 2007*	$68.26	$64.20	$67.69

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	NUE
Initial price:	$67.69
Protection level:	80.00%
Protection price:	$54.15
Physical delivery amount:	14 ($1,000/Initial price)
Fractional shares:	0.773231
Coupon:	12.50% per annum
Maturity:	April 23, 2008
Dividend yield:	3.56% per annum
Coupon amount per monthly:	$10.42

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		12.50%	103.56%
+ 90%		12.50%	93.56%
+ 80%		12.50%	83.56%
+ 70%		12.50%	73.56%
+ 60%		12.50%	63.56%
+ 50%		12.50%	53.56%
+ 40%		12.50%	43.56%
+ 30%		12.50%	33.56%
+ 20%		12.50%	23.56%
+ 10%		12.50%	13.56%
+ 5%		12.50%	8.56%
0%		12.50%	3.56%

		Protection Price Ever Breached?
	NO	YES
- 5%	12.50%	7.50%	-1.44%
- 10%	12.50%	2.50%	-6.44%
- 20%	12.50%	-7.50%	-16.44%
- 30%	N/A	-17.50%	-26.44%
- 40%	N/A	-27.50%	-36.44%
- 50%	N/A	-37.50%	-46.44%
- 60%	N/A	-47.50%	-56.44%
- 70%	N/A	-57.50%	-66.44%
- 80%	N/A	-67.50%	-76.44%
- 90%	N/A	-77.50%	-86.44%
- 100%	N/A	-87.50%	-96.44%